UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

JOHN DEERE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2386361
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

10587 Double R Boulevard
Suite 100
Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.000% Senior Notes Due June 17, 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act Registration statement or Regulation A offering statement file number to which this form relates: 333-237579.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

A description of the Registrant's 2.000% Senior Notes Due June 17, 2031 to be registered hereby is contained on pages S-5 through S-7 of the Prospectus Supplement and pages 10 through 37, inclusive, of the Prospectus, each dated as of April 6, 2020, and Pricing Supplement No.11 dated June 14, 2021, which are filed with the Commission under Rule 424 as a supplement to the Registrant's registration statement on Form S-3 (No. 333-237579), and such descriptions are incorporated herein by this reference. The Registrant has issued $600,000,000 total principal amount of the 2.000% Senior Notes Due June 17, 2031.

Item 2.	Exhibits

No.	Document

4.1	The Senior Indenture, dated as of March 15, 1997, between the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York, successor trustee to The Chase Manhattan Bank), with respect to the 2.000% Senior Notes Due June 17, 2031, was filed with the Commission as Exhibit 4.1 to registration statement on Form S-3 (No. 333-68355) and is incorporated herein by this reference.

4.2	The First Supplemental Senior Indenture, dated as of April 21, 2011, between the Registrant and The Bank of New York Mellon, with respect to the 2.000% Senior Notes Due June 17, 2031, was filed with the Commission as Exhibit 4.2 to the registration statement on Form S-3 (No. 333-173672) and is incorporated herein by this reference.

4.3	The Second Supplemental Senior Indenture, dated as of April 17, 2014, between the Registrant and The Bank of New York Mellon, with respect to the 2.000% Senior Notes Due June 17, 2031, was filed with the Commission as Exhibit 4.3 to the registration statement on Form S-3 (No. 333-195332) and is incorporated herein by this reference.

4.4	The Third Supplemental Senior Indenture, dated as of April 7, 2017, between the Registrant and The Bank of New York Mellon, with respect to the 2.000% Senior Notes Due June 17, 2031, was filed with the Commission as Exhibit 4.4 to the registration statement on Form S-3 (No. 333-217193) and is incorporated herein by this reference.

4.5	Form of senior fixed rate medium-term note, was filed with the Commission as Exhibit 4.7 to the registration statement on Form S-3 (No. 333-237579) and is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JOHN DEERE CAPITAL CORPORATION
Date: October 28, 2021
	By:	/s/ Jeffrey A. Trahan
Jeffrey A. Trahan
Vice President and Treasurer

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